Exhibit 99.7

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

Subscription Rights to Purchase Shares of Common Stock
Offered Pursuant to Subscription Rights
Distributed to Stockholders of
Keystone Consolidated Industries, Inc.

NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), of Keystone Consolidated Industries, Inc. (the “Company”) pursuant to the subscription rights offering described and provided for in the Company’s prospectus dated [•], 2011, hereby certifies to the Company and to Computershare Trust Company, N.A., as subscription agent for such subscription rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificates) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege, the number of shares specified below pursuant to the Over-Subscription Privilege (as defined in the Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificates), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been exercised in full:

Number of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Oversubscription Right
1.
2.
3.
4.
5.
6.
7.
8.
9.

______________________________________ Name of Nominee Holder By: ___________________________________ Name: Title: Telephone Number: Fax Number:	______________________________________ DTC Participant Number ______________________________________ DTC Basic Subscription Confirmation Numbers

Date: _________________, 2011